Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Shareholder Services – Statements and Reports,” “General Information – Independent Registered Public Accounting Firm” and “Financial Statements and Report of Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated September 30, 2024, and each included in this Post-Effective Amendment No. 54 on the Registration Statement (Form N-1A, File No. 33-60560) of AB Municipal Income Fund II (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated July 29, 2024, with respect to the financial statements and financial highlights of AB Arizona Portfolio, AB Massachusetts Portfolio, AB Minnesota Portfolio, AB New Jersey Portfolio, AB Ohio Portfolio, AB Pennsylvania Portfolio, and AB Virginia Portfolio (the “Funds”) (each a portfolio comprising AB Municipal Income Fund II) included in the Annual Report to Shareholders (Form N-CSR) for the year ended May 31, 2024, into this Registration Statement filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

September 26, 2024